UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

DEFINITIVE SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.
Kuanggong Road and Tiyu Road 10th Floor,
Chengshi Xin Yong She, Xinhua District,
Pingdingshan, Henan Province, P.R. China 467000
Telephone: +86-3752882999

SUPPLEMENT TO NOTICE OF THE ANNUAL MEETING

TO THE SHAREHOLDERS OF SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.:

This Supplement to Notice of the Annual Meeting and the attached Supplement to Proxy Statement for the Annual Meeting of Shareholders (collectively, the “Supplements”) provide updated information with respect to the Annual Meeting of Shareholders (the “Annual Meeting”) of SinoCoking Coal and Coke Chemical Industries, Inc. (the “Company”) to be held on Friday, June 24, 2011, at 10:00 a.m., China local time, at the Company’s principal executive offices located at Kuanggong Road and Tiyu Road 10th Floor, Chengshi Xin Yong She, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China 467000, for the purposes set forth in the Notice of 2011 Annual Meeting of Shareholders (the “Notice”) and the Proxy Statement dated May 24, 2011 (the “Proxy Statement”) previously mailed to the Company’s shareholders.

The Notice, the Proxy Statement, and the proxy voting form (along with a copy of the Company’s Annual Report on Form 10-K for the year ended June 30, 2010) were previously mailed on or about May 27, 2011 to all shareholders entitled to vote at the Meeting.    Except as specifically amended or supplemented by the information contained in these Supplements, all information set forth in the Notice, the Proxy Statement and the proxy voting form remain accurate and should be considered in voting your shares.

Withdrawal of Nominees for Election as Director

On May 31, 2011, Mr. Liuchang Yang resigned as the Company’s Vice President, Secretary and as a member of the Company’s Board of Directors.  On May 31, 2011, Mr. Jin Yao also resigned from the Company’s Board of Directors.  As a result of their resignations, the nominations for both Mr. Liuchang Yang and Mr. Jin Yao for their re-election as directors have been withdrawn.  As discussed further below in the attached Supplement to Proxy Statement, the revised list of nominees to be considered for election to the Board of Directors includes each of Mr. Jianhua Lv, Mr. Hui Zheng, Mr. Yushan Jiang, Mr. Hui Huang and Mr. Haoyi Zhang.  Further information on the five (5) nominees for director is provided below and in the Proxy Statement.  These Supplements do not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement other than the election of directors.

Voting; Revocability of Proxies

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote.  Proxy voting forms already returned by shareholders by mail will remain valid and will be voted at the Annual Meeting unless revoked.  Further, votes already cast by Internet or by telephone will also remain valid unless revoked and any votes for Mr. Liuchang Yang and Mr. Jin Yao will simply not be tabulated.  Shares represented by proxy voting forms returned before the Annual Meeting will be voted for the Directors nominated by the Board of Directors as instructed on the form, except that votes will not be cast for Mr. Liuchang Yang and Mr. Jin Yao because they resigned and are no longer standing for re-election.

If you have not yet returned your proxy voting form, please vote as soon as possible, disregarding both Mr. Liuchang Yang’s and Mr. Jin Yao’s names as nominees for election as director.   Shareholders may revoke any previously delivered voting proxy at any time before it is voted at the Annual Meeting by following the directions set forth in the Proxy Statement for doing so.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and the Supplements and vote as soon as possible.

Thank you for your ongoing support of SinoCoking Coal and Coke Chemical Industries, Inc.

By Order of the Board of Directors of SinoCoking Coal and Coke Chemical Industries, Inc.

Dated: June 3, 2011	/s/ Jianhua Lv

Jianhua Lv, Chief Executive Officer and Chairman of the Board of Directors Pingdingshan, People’s Republic of China

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.
Kuanggong Road and Tiyu Road 10th Floor,
Chengshi Xin Yong She, Xinhua District,
Pingdingshan, Henan Province, P.R. China 467000
Telephone: +86-3752882999

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 24, 2011

PROPOSAL 1 - ELECTION OF DIRECTORS

This Supplement to Proxy Statement for the Annual Meeting of Shareholders, together with the attached Supplement to Notice of the Annual Meeting dated June 3, 2011 (collectively, the “Supplements”), supplement the proxy statement dated May 24, 2011 (the “Proxy Statement”) previously made available to our shareholders in connection with the solicitation by our Board of Directors of proxies to be voted at our Annual Meeting of Shareholders (the “Annual Meeting”) of SinoCoking Coal and Coke Chemical Industries, Inc., a Florida corporation (the “Company”), to be held on Friday, June 24, 2011, at 10:00 a.m., China local time, at the Company’s principal executive offices located at Kuanggong Road and Tiyu Road 10th Floor, Chengshi Xin Yong She, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China 467000.

The purpose of this proxy statement supplement is to revise the list of nominees for election to our Board of Directors as set forth in Proposal 1 in the Proxy Statement by removing Mr. Liuchang Yang and Mr. Jin Yao as nominees for the Board of Directors in connection with their resignations from our Board of Directors effective May 31, 2011 and the subsequent withdrawal of their nominations for re-election as directors.  There were no disagreements between the Company and Mr. Liuchang Yang or Mr. Jin Yao on any matter relating to the Company’s operations, policies or practices, which resulted in their resignations. In connection with the changes to the composition of the Board and its committees as described herein, these Supplements also update information previously provided in the Proxy Statement regarding our current Board of Directors and its committees.  Except as described in the Supplements, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares.  To the extent that information in the Supplements differs from or updates information contained in the Proxy Statement, the information in the Supplements is more current.

Proposal 1 for the Annual Meeting consists of the election of directors, to serve until the next annual meeting of our shareholders, or until their resignations or removal.  Because both Mr. Liuchang Yang and Mr. Jin Yao resigned from the Board of Directors and will no longer stand for re-election, shares voted by internet or by telephone and shares represented by proxy voting forms received by the Company will be voted for the remaining five nominees as instructed on the form or via the votes cast through the internet or by telephone and will not be voted for Mr. Liuchang Yang or Mr. Jin Yao.  The following are the Board of Directors’ nominees for election as Directors:

NOMINEES FOR DIRECTOR

Name	Age (1)	Position
Jianghua Lv	44	Chief Executive Officer and Chairman of the Board of Directors
Hui Zheng	39	Vice President of Operations and Director
Yushan Jiang (2) (3) (4)	58	Independent Director
Hui Huang (2) (3) (4)	43	Independent Director
Haoyi Zhang (2) (3) (4)	38	Independent Director

(1)	As of the date of the Proxy Statement.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Nominating Committee.

Biographical information with respect to all nominees and share ownership information with respect to all nominees is set forth in the Proxy Statement under the caption “NOMINEES FOR DIRECTOR”.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

In connection with the above-described resignation from our Board of Directors by Mr. Jin Yao, who prior to his resignation was one of our independent directors who served as chairperson of the Board’s Compensation Committee and as a member of both the Audit and Nominating Committee, on May 31, 2011, the Board of Directors appointed Mr. Haoyi Zhang to serve as a new member of the Compensation Committee and also as a new member of the Nominating Committee.  Further, Mr. Hui Huang was appointed to replace Mr. Jin Yao as a member of our Audit Committee.  Finally, on May 31, 2011, the Compensation Committee also elected Mr. Yushan Jiang to replace Mr. Jin Yao as chairperson of our Compensation Committee.  Updated descriptions of our current Board of Directors and our Board’s committees are as follows:

2

Director Independence

We are required to comply with the Nasdaq Stock Market (“Nasdaq”) listing standards, under which a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors.  The Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determination are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.  Based upon information submitted to the Company, the board of directors has determined that Mr. Yushan Jiang, Mr. Hui Huang and Mr. Haoyi Zhang are each “independent” under the listing standards of the NASDAQ Stock Market.  Mr. Jianhua Lv, the Company’s Chief Executive Officer and Mr. Hui Zheng, the Company’s Vice President of Operations are not independent directors.

Board Meetings and Board Committees

Our Board of Directors currently consists of five members.  Our bylaws provide that our directors will hold office until the annual meeting of shareholders or until their successors have been elected and qualified. Our Board of Directors is responsible for the business and affairs of the Company and considers various matters that require its approval.  Below is a description of each committee of the Board of Directors as such committees are presently constituted.  The Board of Directors has determined that each current member of each committee meets the applicable SEC and Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.  The Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor, and prepares the report that the Securities and Exchange Commission requires to be included in the Company’s annual proxy statement.  The current members of the Audit Committee are Messrs. Haoyi Zhang, Hui Huang and Yushan Jiang, and Mr. Haoyi Zhang serves as the chairperson.  Each Audit Committee member is a non-employee director of our Board of Directors.  The Board of Directors has determined that Mr. Zhang is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) and (iii) of Regulation S-K promulgated under the Exchange Act.  The Audit Committee met and/or took action by unanimous written consent one time during the fiscal year ended June 30, 2010.

Compensation Committee

Our Board of Directors established our compensation committee (the “Compensation Committee”) on February 16, 2010.  The Compensation Committee is responsible for overseeing and, as appropriate, making recommendations to the Board of Directors regarding the annual salaries and other compensation of the Company’s executive officers and general employees and other policies, and for providing assistance and recommendations with respect to the compensation policies and practices of the Company.  The current members of the Compensation Committee are Messrs. Haoyi Zhang, Hui Huang and Yushan Jiang, and Mr. Yushan Jiang serves as the chairperson. The Compensation Committee operates under a written charter adopted by the Board on February 16, 2010.  The Compensation Committee met and/or took action by unanimous written consent one time during the fiscal year ended June 30, 2010.

Nominating Committee

Our Board of Directors established our nominating committee (the “Nominating Committee”) on February 16, 2010.  The Nominating Committee assists in the selection of director nominees, approve director nominations to be presented for shareholder approval at our annual meeting and fill any vacancies on our Board of Directors, consider any nominations of director candidates validly made by shareholders, and review and consider developments in corporate governance practices. The current members of the Nominating Committee are Messrs. Haoyi Zhang, Hui Huang and Yushan Jiang, with Mr. Hui Huang as the chairperson. The Nominating Committee operates under a written charter adopted by the Board on February 6, 2010.  The Nominating Committee did not meet and/or take action by unanimous written consent during the fiscal year ended June 30, 2010.

Other Matters

None of the other agenda items presented in the Proxy Statement are affected by these Supplements, and you should carefully review the Proxy Statement prior to voting your shares.  The Company knows of no matters to be submitted to the Annual Meeting other than those presented in the Proxy Statement, as amended and supplemented by these Supplements.  If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy voting form to vote the shares they represent in accordance with their best judgment on each of such matters.